UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of principal executive offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 17, 2010, a NASDAQ Hearings Panel notified us of its determination to delist our common stock from The NASDAQ Capital Market due to the fact that, as previously announced, we were not in compliance with the $35 million market value of listed securities requirement for continued listing. Trading in our shares on The NASDAQ Capital Market will be suspended effective at the open of trading on Friday, March 19, 2010.

We expect that after delisting from NASDAQ our common stock will be eligible for quotation on the Over-the-Counter Bulletin Board (OTCBB) maintained by the Financial Industry Regulatory Authority (FINRA). We anticipate that this will be done promptly once FINRA accepts the application for quotation that has already been made by a market maker in our common stock. On the OTCBB our common stock would continue to trade under the symbol “GTCB”; however, in some systems we expect that investors will be required to enter “GTCB.OB” to obtain a quote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: March 18, 2010	By:	/s/ John B. Green
John B. Green
Senior Vice President, Finance and Administration and Chief Financial Officer